EXHIBIT 99.C

                                                       Exhibit C to Schedule 13G

                                Members of Group:

Andronico Luksic A                                                          (IN)
Guillermo Luksic Craig                                                      (IN)
Nicolas Luksic Puga                                                         (IN)
Inmobiliaria e Inversiones Rio Claro S.A                                    (HC)
Andronico Luksic Craig                                                      (IN)
Patricia Lederer Tcherniak                                                  (IN)
Inversiones Consolidadas S.A                                                (HC)
Andronico Luksic Lederer                                                    (IN)
Davor Luksic Lederer                                                        (IN)
Max Luksic Lederer                                                          (IN)
Dax Luksic Lederer                                                          (IN)
Inversiones Salta S.A                                                       (HC)
Quinenco S.A                                                                (CO)
Inversions Rio Grande S.A                                                   (HC)

Aggregate amount of common shares beneficially owned by group: 2,275,240,329

Percent of class: 51.2%



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